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                        Andersen Andersen & Strong, L.C.
              Certified Public Accountants and Business Consultants
                         941 East 3300 South, Suite 202
                              Salt Lake City, Utah

Consent of  Independent Certified Public Accountant

Toner Systems International, Inc.

We hereby consent to the use of our report dated June 30, 2000, for the period ended May 31,2000 in the registration statement of Toner Systems International, Inc. filed in the registration Form 10SB amended.

/s/  Andersen Andersen and Strong L.L.C.
June 30, 2000
Salt Lake City, Utah